Exhibit 23.1

MOORE & ASSOCIATES, CHARTERED
 ACCOUNTANTS AND ADVISORS
 PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the Annual Report, Form 10-KSB, of Studio One Media, Inc., of our report dated September 28, 2006 on our audit of the financial statements of Studio One Media, Inc., as of June 30, 2006, and the related statements of operations, stockholders’ equity and cash flows for the period then ended.

/s/ Moore & Associates, Chartered
Moore & Associates Chartered
Las Vegas, Nevada
September 28, 2006

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702)253-7511 Fax (702)253-7501